
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                     257,770,535
<SECURITIES>                                         0
<RECEIVABLES>                                5,390,761<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             283,820,409<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               283,820,409<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            19,970,052<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            14,940,993
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,029,059
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,029,059
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,029,059
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $4,610,252 and interest receivable of $780,509.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $20,659,113.
<F3>Liabilities include redemptions payable of $1,825,402,
accrued brokerage fees of $1,587,941, accrued management fees of $876,105 and incentive fees payable of $430,097.
<F4>Total revenues include realized trading revenue of $13,840,196, net change in unrealized of $1,749,845 and interest income of $4,380,011.

